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                           Consent of Independent Auditors


RE: Brookview Apartments Company Limited dated January 7, 1995
    Clover Ridge East Limited Partnership dated March 13, 1995
    Colony Apartments Company Limited dated January 7, 1995
    East Hampton Limited Partnership dated January 25, 1995
    Edgewood II Associates dated January 25, 1995
    Fairburn & Gordon Associates, Phase I dated January 20, 1995
    Fairburn & Gordon Associates, Phase II dated January 20, 1995
    Laing Village dated January 30, 1995
    Oakland City/West End Associates, Ltd. dated January 25, 1995
    Orangeburg Manor dated January 30, 1995
    Parkways Associates dated February 6, 1995, except Note 8, which is dated
      June 9, 1995
    Pleasant Valley Apartments, Ltd. dated January 25, 1995
    Sandy Springs Associates, Ltd. dated January 25, 1995
    The Oak Park Partnership dated February 8, 1995
    The Rogers Park Partnership dated February 6, 1995, except Note 8, which is dated June 9, 1995
    Tiffany Rehab Associates dated February 8, 1995
    Village Green Apartments Company Limited dated January 20, 1995
    Vineville Towers Associates, Ltd. dated January 25, 1995
    Westgate Apartments dated January 20, 1995


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Apartment Investment and Management Company (AIMCO) and to the incorporation by reference therein of our reports as dated above, with respect to the financial statements of the above-referenced partnerships as of and for the year ended December 31, 1994, incorporated by reference in AIMCO's Current Report on Form 8-K dated April 16, 1997, as amended, filed with the Securities and Exchange Commission.


                                               /s/ Dauby O'Connor & Zaleski, LLC
April 28, 1997                                     Dauby O'Connor & Zaleski, LLC
Indianapolis, Indiana                              Certified Public Accountants